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Statement 11 Re: Computation of Earnings Per Share
Second Bancorp Incorporated and Subsidiary

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                                                    For the Three Months Ended
                                                 ---------------------------------
                                                     March 31        March 31
                                                       2001            2000
                                                       ----            ----

(Dollars in thousands, except per share data)
BASIC:
Weighted  average shares issued                        10,786,069      10,756,327
Less: Treasury shares                                    (765,972)       (359,307)
                                                 ---------------------------------
Net Weighted average shares outstanding                10,020,097      10,406,020
                                                 =================================
Net income before cumulative effect of
     accounting change                                     $4,188          $3,936
                                                 =================================
Basic Earning Per Share before cumulative
    Effect of accounting change                             $0.42           $0.38
                                                 =================================


Net income                                                 $4,087          $3,936
                                                 =================================

Basic Earnings Per Share                                    $0.41           $0.38
                                                 =================================


DILUTED:
Weighted  average shares issued                        10,786,069      10,765,327
Less: Treasury shares                                    (765,972)       (359,307)
Net effect of dilutive stock options -
  Based on the treasury stock method
  Using average market price                               26,465          30,870
                                                 ---------------------------------
                                                       10,046,562      10,436,890
                                                 =================================
Net income before cumulative effect
        of accounting change                               $4,188          $3,936
                                                 =================================
Diluted Earnings Per Share before cumulative
       effect of accounting change                          $0.42           $0.38
                                                 =================================

Net income                                                 $4,087          $3,936
                                                 =================================

Diluted Earnings Per Share                                  $0.41           $0.38
                                                 =================================
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